Exhibit 10.159

FRAMEWORK AGREEMENT

This Framework Agreement is entered into on August 16, 2004 between The Immune Response Corporation (“IRC”) and NovaRx Corporation (“NovaRx”).

1.                                       At or prior to the closing (the “Closing”) to occur immediately upon the signing of this Agreement it is expected that:

(a)                                  Sidney Kimmel Cancer Center (“SKCC”), NovaRx and IRC shall enter into the Novation Agreement, in the form set forth on Exhibit A attached hereto (the “SKCC Novation Agreement”), substituting NovaRx in place of IRC under, and effecting a novation of, the License Agreement between SKCC and IRC (as defined in the SKCC Novation Agreement).

(b)                                 Masayoshi Namba, M.D. (“Dr. Namba”), NovaRx and IRC shall enter into the Novation Agreement, in the form set forth on Exhibit B attached hereto (the “Namba Novation Agreement”), substituting NovaRx in place of IRC under, and effecting a novation of, the License Agreement between Namba and IRC (as defined in the Namba Novation Agreement).

(c)                                  Advanced Biotherapies, Inc. (“ABI”) and IRC shall terminate the License Agreement dated September 13, 2001 between IRC and ABI (the “IRC ABI License Agreement”) pursuant to a termination letter agreement, in the form set forth on Exhibit C attached hereto.

(d)                                 NovaRx shall make a $150,000 cash payment to IRC.

2.                                       Effective upon the Closing, the License Agreement dated June 4, 1997 between IRC and NovaRx, as amended by Amendment No. 1 to License Agreement dated April 30, 2002 between IRC and NovaRx, and further amended by Amendment No. 2 to License Agreement dated January 1, 2003 between IRC and NovaRx (collectively, the “IRC NovaRx Agreement”) shall be terminated and be of no further force or effect and notwithstanding Section 12.4 of the IRC NovaRx Agreement, only Section 10 and Section 13 (but for the latter only with respect to a breach or activity that occurred prior to termination) shall survive termination.  Effective upon the Closing, the Stock and Warrant Purchase Agreement dated June 4, 1997 between IRC and NovaRx shall be terminated and be of no further force or effect.  It is understood that IRC does not thereby give up the NovaRx stock which IRC currently holds.

3.                                       In addition to the payment under Section 1(d), NovaRx shall pay IRC a total of $900,000 after the Closing as follows:

(a)                                  An amount paid within 30 days after the end of each calendar quarter, equal to 5% of all revenue or cash obtained by NovaRx or its affiliates in such preceding quarter from sublicensing, assigning or commercializing the technology licensed to NovaRx pursuant to the Namba Novation Agreement and the SKCC Novation Agreement up to a total of $900,000 (including any amounts which may have been paid by NovaRx under this Section 3).

(b)                                 Any remaining unpaid balance (with credit given for all amounts paid by NovaRx under this Section 3), immediately upon NovaRx raising additional debt or equity capital, in the aggregate equal to at least $5,000,000, between August 16, 2004 and August 16 , 2007.

(c)                                  Any remaining unpaid balance, on August 16, 2007 (with credit given for all amounts paid by NovaRx under this Section 3).

4.                                       IRC hereby represents and warrants that:

(a)                                  IRC holds no warrants for the purchase of the stock of either NovaRx or ABI; and

(b)                                 IRC has granted no sublicenses of the rights granted to IRC in the License Agreement between SKCC and IRC (as defined in the SKCC Novation Agreement) other than to NovaRx and ABI.

5.                                       The Framework Agreement and the other written agreements specified herein constitute the entire agreement between and among the parties with regard to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, commitments and discussions with regard to such subject matter.  This Agreement can be amended only in a writing signed by the parties hereto.

THE IMMUNE RESPONSE CORPORATION

By:

NOVARX CORPORATION

By:

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